Exhibit 10.2

FIRST AMENDMENT TO THE THIRD AMENDMENT AND
RESTATEMENT OF AGREEMENT OF LIMITED PARTNERSHIP OF
THE TAUBMAN REALTY GROUP LIMITED PARTNERSHIP

THIS FIRST AMENDMENT (this "Amendment") TO THE THIRD AMENDMENT AND RESTATEMENT OF AGREEMENT OF LIMITED PARTNERSHIP OF THE TAUBMAN REALTY GROUP LIMITED PARTNERSHIP (the “Partnership Agreement”) is entered into effective as of June 1, 2016, and is made by and between TAUBMAN CENTERS, INC., a Michigan corporation ("TCO"), and TG PARTNERS, LLC, a Delaware limited liability company (“TG”), who, as the Appointing Persons, have the full power and authority pursuant to Section 13.11 of the Partnership Agreement, to amend the Partnership Agreement on behalf of all of the Partners of the Partnership with respect to the matters herein provided. (Capitalized terms used herein that are not herein defined shall have the meanings ascribed to them in the Partnership Agreement.)

Recitals:

A.    On December 12, 2012, TCO and TG entered into the Partnership Agreement as an amendment and restatement of the then-existing partnership agreement, as authorized under Section 13.11 of such agreement.

B.    As authorized under Section 13.11 of the Partnership Agreement, the parties hereto wish to further amend the Partnership Agreement to provide for the issuance of Profits Units to certain employees of The Taubman Company LLC in accordance with the provisions of an Award Agreement under The Taubman Company LLC 2008 Omnibus Long-Term Incentive Plan, as amended, and for certain other reasons.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree that the Partnership Agreement is amended as follows:

1.    Article II of the Partnership Agreement is hereby amended to add the following definitions in their proper alphabetical placement:

“Award” means a grant of a Profits Unit under the Plan together with the related Profits Units Designation.

“Award Agreement” means each written agreement among TTC, the Partnership and a Participant that evidences and sets out the terms and conditions of an Award.

“Participant” means a Person who received or holds an Award under the Plan.

“Plan” means The Taubman Company LLC 2008 Omnibus Long-Term Incentive Plan, as the same has been or hereafter may be further amended, together with any replacement or successor employee incentive plan adopted by TCO with shareholder approval, as the same may be amended or modified.

“Profits Unit” means a Partnership Interest issued to a Participant under the Plan as more particularly described in the Award Agreement and Section 8.4(c) hereof. Each Profits Unit shall be convertible into a Unit of Partnership Interest under the terms and conditions set forth in a related Profits Units Designation.

“Profits Units Designation” is defined in Section 8.4(c) hereof.

2.    The definition of “Appointing Person” is hereby deleted, and the following is substituted in the place thereof:

“Appointing Person” means TCO and TG for so long as the aggregate Percentage Interests held by Original Partner Affiliates and TTC Affiliates is not less than seven and 7/10ths percent (7.7%), determined by including the total number of Units of Partnership Interest and the total number of Profits Units that are vested in accordance with the applicable Profits Units Designation held by Original Partner Affiliates and TTC Affiliates.

3.    The definition of “Record Partner” is hereby deleted in its entirety, and the following is substituted in the place thereof:

“Record Partner” means a Person set forth as a Partner on the books and records of the Partnership. No Person other than a Person that was a Partner on the Effective Date shall be a Record Partner until such Person has become a substitute Partner in the Partnership pursuant to Section 8.2 hereof, or has acquired an Additional Interest, an Incentive Interest or Profits Units pursuant to Section 8.4 hereof and, in each case, has become a Partner in the Partnership pursuant to Section 8.4 hereof. Notwithstanding the foregoing, a Parity Preferred Partner is a Record Partner.

4.    The definition of “Tax Liability” is hereby deleted in its entirety, and the following is substituted in the place thereof:

“Tax Liability” means, for the relevant period, the product of (i) the highest individual federal income tax rate applicable to capital gains (taking into account the relevant holding period for the applicable asset) in effect for such period, and (ii) the largest quotient obtained by dividing (a) each Partner’s (other than TCO’s) allocable share of net capital gain (as defined in Section 1222(11) of the Code) of the Partnership for such period, by (b) such Partner’s (other than TCO’s) Percentage Interest on the Relevant Date, taking into account allocations of gain pursuant to Section 704(c) of the Code and any basis adjustments available to such Partner under Section 734 or Section 743 of the Code, except that a Partner’s allocation of gain shall not be taken into account to the extent that (x) the Partnership has made or is required to make, by way of indemnification or otherwise, a payment to such Partner with respect to an allocation of gain, (y) such Partner has otherwise agreed not to include the gain allocable to such Partner in the calculation of the Tax Liability or (z) a Profits Units Designation provides that such gain shall not be taken into account; provided, however, that in no event shall the Tax Liability for any period exceed the cash proceeds received or to be received by the Partnership on the sale during such period of capital assets.

5.    Section 4.5(b)(2) of the Partnership Agreement is hereby deleted in its entirety, and the following is substituted in the place thereof:

(2)    the Book Value of all Partnership assets may be adjusted to equal their respective gross fair market values as of the following times, as determined by the Managing General Partner (unless such adjustment shall be required by Regulations Section 1.704-1(b)

(2)(iv)(f)): (i) the acquisition from the Partnership, in exchange for more than a de minimis capital contribution, of a Partnership Interest by an additional partner or an additional Partnership Interest by an existing Partner; (ii) the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership property (including money) as consideration for an interest in the Partnership; (iii) the issuance of any interests in the Partnership as consideration for the provision of services to or for the benefit of the Partnership; and (iv) the liquidation of the Partnership within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g);

6.    Section 4.6 of the Partnership Agreement is hereby deleted in its entirety, and the following is substituted in the place thereof:

Section 4.6    Partnership Interests; Units of Partnership Interest; Percentage Interests.

(a)    For the purpose of this Agreement, the term "Partnership Interest" means, with respect to a Partner, such Partner's right to the allocations (and each item thereof) specified in Section 5.1 hereof and distributions from the Partnership, its share of expenditures of the Partnership described in Section 705(a)(2)(B) of the Code (or treated as such under Regulations Section 1.704-1(b)(2)(iv)(i)) and its rights of management, consent, approval, or participation, if any, as provided in this Agreement. Each Partner's Partnership Interest (other than TCO’s Preferred Equity, other than a Parity Preferred Partner’s Parity Preferred Equity) shall be divided into units (herein referred to collectively as the "Units of Partnership Interest" and individually as a "Unit of Partnership Interest"). Units of Partnership Interest shall include Profits Units only to the extent provided in the applicable Profits Unit Designation. Each Partner’s Partnership Interest (other than TCO’s Preferred Equity and other than a Parity Preferred Partner’s Parity Preferred Equity) shall be represented by that number of Units of Partnership Interest set forth opposite such Partner's name on the Partnership Interest Ledger, as the Partnership Interest Ledger may be updated from time to time to reflect the provisions of Section 4.8, Article VIII or Article X hereof. The Partnership may issue additional Units of Partnership Interest in accordance with Section 8.4 hereof. The Partnership and TCO shall conduct their respective operations, to the extent they are able to do so, so that one Unit of Partnership Interest will be equal in value to one (1) share of TCO's common stock.

(b)    For the purpose of this Agreement, the term "Percentage Interest" means, with respect to each Partner (other than a Parity Preferred Partner), the percentage set forth opposite such Partner's name on the Partnership Interest Ledger, as the Partnership Interest Ledger may be updated from time to time to reflect the provisions of Section 4.8, Article VIII or Article X hereof, and shall at any time be equal to a fraction, the numerator of which is the aggregate number of Units of Partnership Interest held by such Partner, and the denominator of which is the aggregate number of all Units of Partnership Interest that are issued and outstanding. Solely for purposes of calculating Percentage Interests, no interest in the Partnership that is Preferred Equity or Parity Preferred Equity shall be taken into account, and Profits Units shall be taken into account only to the extent provided in the applicable Profits Units Designation.

7.    Section 5.2(a) of the Partnership Agreement is hereby amended to insert “unless otherwise specified in any Profits Units Designation,” at the beginning of clauses (ii) through (vi) thereof.

8.    Section 6.3 of the Partnership Agreement is hereby deleted in its entirety, and the following is substituted in the place thereof:

Section 6.3	Compensation of Certain Employees of the Manager; Issuance of Incentive Options; Issuance of Profits Units.

The Managing General Partner shall approve the compensation of any employee of TTC or the Partnership who is also at such time an AAT Affiliate and administer a program or programs whereby the Partnership shall from time to time, and without the consent of any Partner, (i) grant to certain employees of TTC options (the “Incentive Options”) to acquire limited partner Partnership Interests pursuant to an Incentive Option Plan, which plan and any amendments thereto shall have been approved by the Managing General Partner and/or (ii) award to certain employees of TTC Profits Units representing interests in the Partnership as a limited partner pursuant to the terms of a Profits Units Designation, which designation and any amendments thereto shall have been approved by the Managing General Partner. After review of recommendations made by TTC, the Managing General Partner may direct the Partnership to issue to certain employees of TTC (x) the Incentive Options and/or (y) the Profits Units pursuant to an Award Agreement and subject to the terms and conditions of the applicable Profits Units Designation.

9.    Section 6.10 is hereby amended to add the following new subsection (c) at the end thereof:

(c)    Beginning on January 1, 2018, or if later, the date that the “New Partnership Audit Rules” as enacted pursuant to Section 1101(c)(1) of the Bipartisan Budget Act of 2015 become effective, (i) the Managing General Partner is hereby designated as the “partnership representative” under Section 6223(a) of the Code, as amended by the Bi-Partisan Budget Act of 2015, and (ii) the partnership representative shall or shall cause the Partnership to make the election under Section 6226(a) of the Code, as amended by the Bi-Partisan Budget Act of 2015, to apply the alternative procedures to pass through payment of any underpayments to the Partners and to take any other actions as shall be necessary or appropriate to effectuate and comply with such election.

10.    The title of Section 8.4 of the Partnership Agreement is hereby amended to read as follows:

Section 8.4	Issuance of Additional Interests to TCO and other Persons, Issuance of Incentive Options, and Issuance of Profits Units.

11.    Section 8.4 of the Partnership Agreement is hereby amended to add the new subsection (c) at the end thereof:

(c)    At any time without the consent of any Partner, the Managing General Partner, subject to a determination by the Managing General Partner in accordance with the Transfer Determination provisions of Section 8.1(b) hereof in respect of the issuance of additional Partnership Interests, may cause the Partnership to issue, pursuant to the Plan, Profits Units to and admit as Partners in the Partnership, Persons who are awarded Profits Units pursuant to the Plan in exchange for services rendered to or on behalf of the Partnership. The number of Profits Units outstanding at any time shall not exceed the number of Equity Shares of TCO reserved and available for issuance at such time under the Plan. Each class or series of Profits Units issued in accordance with this Section 8.4(c) shall be described in a written document that shall be appended to and incorporated into this Agreement (the “Profits Units Designation”) and that shall set forth, in sufficient detail, any performance conditions and the economic rights, including distribution and conversion rights of the class or series of Profits

Units. The Managing General Partner shall, upon request, provide the Limited Partners with a copy of the Profits Unit Designation.

12.    As amended by this Amendment, all of the provisions of the Partnership Agreement are hereby ratified and confirmed and shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned Appointing Persons, in accordance with Section 13.11 of the Partnership Agreement, on behalf of all of the Partners, have entered into this Amendment as of the date first-above written.

TAUBMAN CENTERS, INC., a Michigan corporation

By: /s/ Simon J. Leopold
                             Simon J. Leopold

Its: Chief Financial Officer

TG PARTNERS, LLC, a Delaware limited liability company

By:    TG Michigan, Inc., a Michigan corporation, Manager

By: /s/ Robert S. Taubman
                         Robert S. Taubman

                        Its: President and Chief Executive Officer